Exhibit 99.1

FOR IMMEDIATE RELEASE

Limbach Holdings Reports Third Quarter 2016 Results

Q3 2016 Revenues up 43%; Construction Backlog up 34% at September 30, 2016

Conference Call Scheduled for 11:00am ET Tuesday November 15, 2016

PITTSBURGH, PA. – November 14, 2016 -- Limbach Holdings, Inc. (OTCQB: LMBH, LMBHW) (“Limbach” or the “Company”) today announced financial results for its wholly owned subsidiary, Limbach Holdings LLC for the third quarter of 2016. Revenues of $118.8 million were up 43.3% compared with the third quarter of 2015 while quarter-ending backlog rose to $450.1 million versus $323.6 million as of September 30, 2015.

Other key financial highlights of the quarter included (comparisons to prior year period):

•	Revenues were split 83%/17% between Construction and Service work.
•	Gross margin was 12.8%, compared with 13.9%.
•	Third quarter 2016 Operating Loss was $0.3 million, which included $2.5 million of merger related expenses associated with the Company’s merger with Limbach Holdings LLC, compared with Net Income of $2.3 million.
•	Construction backlog rose 34.1% to $402.0 million at September 30, 2016 from $299.8 million at September 30, 2015.
•	Service backlog at September 30, 2016 was $48.1 million, which was up 112% from $23.8 million.
•	Third quarter 2016 Adjusted EBITDA was $5.4 million, which was up 61.1% from $3.4 million as compared to Q3 2015 when comparing the core business year to year.
•	Because of the Business Combination that closed on July 20th the financial statements present predecessor and successor results which when added together total the Company’s third quarter results

Management Commentary

Charlie Bacon, CEO of Limbach commented, “I am very happy to report that the momentum we reported on last quarter has continued. Our top line revenues were up over 43% versus last year and roughly 23% from the second quarter. Our Construction segment saw year over year growth of nearly 47% while Service also grew solidly at 28.4% versus last year. Our third quarter gross margin did slip about a percent versus the same quarter last year due to the impact of a large, “showcase” project we have underway which carries a slightly lower gross margin. That single project accounted for roughly 28% of our construction revenue in the quarter, and we believe will serve as a leading project for us to secure larger wins throughout the entertainment sector in the years ahead.”

Revenues

Third quarter 2016 revenues of $118.8 million were up 43.3% versus $82.9 million for the prior year period, led by Construction growth of 46.9%. Service work grew 28.4% versus the prior year period. As a percentage of revenues, Construction represented 83% while Service provided the remaining 17%. On a geographic basis, the Southern California, Michigan and Florida branches generated the highest growth while all regional offices other than Michigan reported Services growth on a year over year basis.

Limbach Holdings, Inc. November 14, 2016	Page 2

Gross Margin

Gross margin for the third quarter of 2016 slipped to 12.8% from 13.9% for the prior year period and 13.6% for the second quarter of 2016. The decrease was driven by project mix as the Company had a large project underway which carries a lower margin profile than the corporate average. On a dollar basis, gross profit in the third quarter was $15.2 million, compared with $11.5 million for the prior year period.

Operating Income (Loss)

The Company reported an operating loss of $0.3 million compared to $2.3 million for the prior year period. The decline in operating income was due primarily to the impact of transaction costs along with increased Selling, General and Administrative expenses. Third quarter 2016 Selling, General and Administrative expense increased to $14.1 million from $9.2 million in the third quarter of 2015. As a percentage of total revenue, third quarter 2016 SG&A accounted for 11.9% compared 11.1% of total revenue in the second quarter of 2015. The increase in SG&A expense was due to $2.5 million of transaction costs related to the Company’s Business Combination, in addition to increased salary and benefits costs associated with increased selling and support staffing levels at the Company’s corporate offices; investments in IT infrastructure; and added headcount in the Michigan and Florida branch offices. In addition, the Company incurred $1.5 million of intangible amortization in the third quarter of 2016 versus no such expense in the same period a year ago.

Backlog

Aggregate backlog at the end of the third quarter 2016 was $450.1 million, an increase of 39.6% compared with $323.6 million at the same time a year ago. Within the aggregate backlog figures, construction backlog at September 30, 2016 was $402.0 million, an increase of 34.1% from $299.8 million a year ago. The Company expects approximately 22% of Construction backlog to be converted to revenues within the current fiscal year. In addition, service backlog at September 30, 2016 was $48.1 million compared to $23.8 as of September 30, 2015, an increase of 112%. Geographically, the current backlog is well-dispersed, with the Mid-Atlantic and Michigan branches providing the largest contributions to backlog.

Balance Sheet

At September 30, 2016, the Company had current assets of $153.9 million and current liabilities of $117.4 million, representing a current ratio of 1.31x. Long term debt, net of the current portion was $46.4 million at September 30, 2016.

Guidance

For FY 2016, the Company reiterates its previously issued guidance of revenues of at least $407 million and Adjusted EBITDA* of at least $17 million, before public company expenses.

For FY 2017, the Company is introducing revenue guidance of $450 million - $490 million, excluding any contribution from potential acquisitions. Adjusted EBITDA guidance is $18 million - $20 million.

Limbach Holdings, Inc. November 14, 2016	Page 3

Conference Call Details

Date:	Tuesday, November 15, 2016
Time:	11:00 a.m. Eastern Time

Participant Dial-In Numbers:

Domestic callers:	(866) 604-1698
International callers:	(201) 389-0844

Access by Webcast

The call will also be simultaneously webcast over the Internet via the “Investor Relations” section of LMBH’s website at www.limbachinc.com or by clicking on the conference call link: http://limbachinc.equisolvewebcast.com/q3-2016. An audio replay of the call will be archived on the Company’s website for 365 days.

Limbach Holdings, Inc. November 14, 2016	Page 4

LIMBACH HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Successor	Predecessor
	July 20, 2016 through September 30, 2016	July 1, 2016 through July 19, 2016	July 1, 2015 through September 30, 2015

Revenue	$91,889	$26,924	$82,899
Cost of Services	79,818	23,770	71,380
Gross Profit	12,071	3,154	11,519

Operating expense:
Selling, General and Administrative	10,207	3,899	9,207
Amortization of intangibles	1,454	-	-
Total operating expenses	11,661	3,899	9,207
Operating Income	410	(745)	2,312

Other Income (Expenses)
Interest income (expense), net	(853)	(178)	(829)
Gain (loss) on sale of property and equipment	(21)	4	(6)
Total other expenses	(874)	(174)	(835)

Net income (loss) before income taxes	(464)	(919)	1,477
Income tax benefit	2,277	-	-
Net income (loss) and total comprehensive income (loss)	1,813	(919)	1,477
Dividends on cumulative redeemable convertible preferred stock	160	-	-
Net (loss) attributable to Limbach Holdings, Inc. common stockholders	$1,653

Net income attributable to Limbach Holdings LLC member unit holders		$(919)	$1,477

Successor EPS
Basic earnings per share for common stock:
Net (loss) income attributable to Limbach common stockholders	$0.28
Diluted earnings per share for common stock:
Net (loss) income attributable to Limbach common stockholders	$0.27
Weighted average number of shares outstanding:
Basic	5,927,813
Diluted	6,727,813

Limbach Holdings, Inc. November 14, 2016	Page 5

LIMBACH HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Successor	Predecessor
	July 20, 2016 through September 30, 2016	January 1, 2016 through July 19, 2016	January 1, 2015 through September 30, 2015

Revenue	$91,889	$221,391	$239,570
Cost of Services	79,818	192,911	207,320
Gross Profit	12,071	28,480	32,250

Operating expense:
Selling, General and Administrative	10,207	24,015	27,454
Amortization of intangibles	1,454	-	-
Total operating expenses	11,661	24,015	27,454
Operating Income	410	4,465	4,796

Other Income (Expenses)
Interest income (expense), net	(853)	(1,898)	(2,361)
Gain (loss) on sale of property and equipment	(21)	1	4
Total other expenses	(874)	(1,897)	(2,357)

Net income (loss) before income taxes	464	2,568	2,439
Income tax benefit	2,277	-	-
Net income and total comprehensive income	1,813	2,568	2,439
Dividends on cumulative redeemable convertible preferred stock	160	-	-
Net (loss) attributable to Limbach Holdings, Inc. stockholders	$1,653

Net income attributable to Limbach Holdings LLC common member unit holders		$2,568	$2,439

Successor EPS
Basic earnings per share for common stock:
Net (loss) income attributable to Limbach common stockholders	$0.28
Diluted earnings per share for common stock:
Net (loss) income attributable to Limbach common stockholders	$0.27
Weighted average number of shares outstanding:
Basic	5,927,813
Diluted	6,727,813

Limbach Holdings, Inc. November 14, 2016	Page 6

LIMBACH HOLDINGS LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in Thousands)

	Successor	Predecessor
	September 30,	December 31
	2016	2015
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$546	$6,107
Restricted cash	63	63
Accounts receivable – trade, net of allowance for doubtful accounts of $0.1 million as of September 30,2016 and $0.1 million as of December 31, 2015, respectively	122,306	85,357
Costs and estimated earnings in excess of billings on uncompleted contracts	28,612	20,745
Advances to and equity in joint ventures, net	7	6
Other current assets	2,362	1,793
Total Current Assets	153,896	114,071

Property and equipment, net	19,138	13,221
Intangible assets	19,556	-
Goodwill	11,861	-
Deferred tax asset	3,048	-
Other assets	619	37
Total Assets	$208,118	$127,329

Liabilities and members’ equity
Current liabilities:
Current portion of long-term debt	$4,378	$2,698
Accounts payable, including retainage	48,997	42,569
Billings in excess of costs and estimated earnings on uncompleted contracts	43,405	26,272
Accrued expenses and other current liabilities	20,579	15,660
Total current liabilities	117,359	87,199

Non-current liabilities:
Long-term debt, net of current portion and debt issuance costs	46,400	30,957
Other long-term liabilities	1,265	964
Total liabilities	165,024	119,120
Commitments and contingencies	-	-
Redeemable convertible preferred stock, net, par value $0.0001, 1,000,000 shares authorized, 400,000 issued and outstanding as of September 30, 2016($10,160 redemption value as of September 30, 2016)	10,108	-
Stockholders Equity and Members’ equity
Members’ equity, 10,000,000 Class A units authorized, issued and outstanding as of December 31, 2015 (Predecessor)	-	8,209
Common stock, par value $0.0001, 100,000,000 shares authorized; 5,927,818 issued and outstanding as of September 30, 2016 (Successor)	1	-
Additional paid-in capital	37,926	-
Accumulated deficit	(4,941)	-
Total stockholders’ equity/Members’ equity	32,986	8,209
Total liabilities and members’ equity	$208,118	$127,329

Limbach Holdings, Inc. November 14, 2016	Page 7

LIMBACH HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Successor	Predecessor
(thousands, except share and per share data)	July 20, 2016 through September 30, 2016	January 1, 2016 through July 19, 2016	January 1, 2015 through September 30, 2015
Operating Activities
Net income	$1,813	$2,568	$2,439
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	2,789	1,582	1,852
Allowance for doubtful accounts	134	50	(28)
Stock based compensation expense	-	1,349	-
Capitalized deferred interest on subordinated debt	84	1,395	1,987
Amortization of debt issuance costs	52	-	-
Deferred tax provision	(2,667)	-	-
(Gain) loss on sale of property and equipment	21	1	(4)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(42,855)	5,722	(5,495)
(Increase) decrease in costs and estimated earnings in excess of billings on uncompleted contracts	10,831	(18,698)	(6,864)
(Increase) decrease in other current assets	(251)	(662)	(406)
(Increase) decrease in other assets	94	(95)	(45)
Increase (decrease) in accounts payable	7,722	(6,973)	(2,980)
Increase (decrease) in billings in excess of costs and estimated earnings on uncompleted contracts	12,857	4,276	(688)
Increase (decrease) in accrued expenses and other current liabilities	(6,035)	10,847	3,668
Increase (decrease) in other long-term liabilities	28	277	(251)
Total cash provided by operating activities	(15,383)	1,639	(7,455)

Investing Activities
Proceeds from sale of property and equipment	69	7	44
Decrease (increase) in advances to joint ventures	(1)	-	(1)
Purchases of property and equipment	(468)	(2,114)	(840)
Acquisition of Limbach Holdings, LLC, net of cash acquired	(32,158)	-	-
Proceeds from trust account	19,545	-	-
Net cash used in investing activities	(13,013)	(2,107)	(797)

Financing Activities
Proceeds from revolving credit facility	16,567	60,122	42,452
Proceeds from term loan	24,000	-	-
Proceeds from subordinated debt	13,000	-	-
Payments on revolving credit facility	(8,301)	(63,630)	(40,135)
Payments on term loan	(1,270)	(1,038)	(1,556)
Payments on subordinated debt facility	(23,604)	-	-
Payments on capital leases	(345)	(660)	(794)
Proceeds from issuance of redeemable convertible preferred stock	9,948	-	-
Debt issuance costs	(1,313)	-	-
Distributions to stockholders	-	(195)	(124)
Net cash used in financing activities	28,682	(5,401)	(157)

Increase (decrease) in cash and cash equivalents	286	(5,869)	(8,409)
Cash and cash equivalents, beginning of period – Limbach Holdings, Inc.	22	-	-
Cash and cash equivalents, beginning of period – Limbach Holdings LLC	238	6,107	8,612
Cash and cash equivalents, end of period	$546	$238	$203
Supplemental disclosures of cash flow information
Noncash investing and financing transactions:
Property and equipment financed with capital leases	467	$1,014	$834

Limbach Holdings, Inc. November 14, 2016	Page 8

LIMBACH HOLDINGS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

	Successor	Predecessor
(in thousands)	July 20, 2016 through September 30, 2016	July 1, 2016 through July 19, 2016	July 1, 2015 through September 30, 2015
Statement of Operations Data:
Revenue
Construction	$73,917	$24,150	$66,739
Service	17,972	2,774	16,160
Total Revenue	91,889	26,924	82,899

Gross Profit:
Construction	8,049	12,639	8,015
Service	4,022	515	3,504
Total Gross Profit	12,071	3,154	11,519

Selling, general and administrative expenses:
Construction	4,399	1,149	4,981
Services	2,431	563	2,419
Corporate	3,377	2,187	1,807
Total Selling, general and administrative expenses	10,207	3,899	9,207

Amortization of intangibles	1,454	-	-
Total income (loss) from operations	$410	$(745)	$2,312

Other Data:
Depreciation and Amortization
Construction	767	93	360
Services	378	26	125
Corporate	1,644	30	109
	$2,789	$149	$594

Limbach Holdings, Inc. November 14, 2016	Page 9

LIMBACH HOLDINGS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

	Successor	Predecessor
(in thousands)	July 20, 2016 through September 30, 2016	January 1, 2016 through July 19, 2016	January 1, 2015 through September 30, 2015
Statement of Operations Data:
Revenue
Construction	$73,917	$183,100	$194,284
Service	17,972	38,291	45,286
Total Revenue	91,889	221,391	239,570

Gross Profit:
Construction	8,049	20,300	22,137
Service	4,022	8,180	10,113
Total Gross Profit	12,071	28,480	32,250

Selling, general and administrative expenses:
Construction	4,399	11,680	14,982
Services	2,431	6,302	7,452
Corporate	3,377	6,033	5,020
Total Selling, general and administrative expenses	10,207	24,015	27,454

Amortization of intangibles	1,454	-	-
Operating income	$410	$4,465	$4,796

Other Data:
Depreciation and amortization
Construction	767	953	1,095
Services	378	333	378
Corporate	1,644	296	379
	$2,789	$1,582	$1,852

Limbach Holdings, Inc. November 14, 2016	Page 10

* Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income plus depreciation and amortization expense, interest expense, taxes, and non-operating expenses such as management and consulting fees. We believe that Adjusted EBITDA is meaningful to our investors to enhance their understanding of our financial performance for the current period exclusive of expenses that will not reoccur. We understand that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare our performance with the performance of other companies that report Adjusted EBITDA. Our calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies. When assessing our operating performance, investors and others should not consider this data in isolation or as a substitute for net income calculated in accordance with GAAP. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes below.

With respect to projected full year 2016 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to taxes and the final accounting of the recent business combination, which are excluded from Adjusted EBITDA. We expect the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Reconciliation of Adjusted EBITDA to Net Income

	Successor	Predecessor
(in thousands)	July 20, 2016 through September 30, 2016	July 1, 2016 through July 19, 2016	July 1, 2015 through September 30, 2015
	($)	($)	($)
Net income	$1,813	$(919)	$1,477

Adjustments:
Depreciation and amortization	2,789	149	594
Interest expense	853	179	829
Taxes and other	(2,277)	-	147
Management Fees	-	71	341
Consulting fees	-	-	35
Adjusted EBITDA attributable to Limbach common stockholders	$3,178	$(520)	$3,423

Limbach Holdings, Inc. November 14, 2016	Page 11

	Successor	Predecessor
(in thousands)	July 20, 2016 through September 30, 2016	January 1, 2016 through July 19, 2016	January 1, 2015 through September 30, 2015
	($)	($)	($)
Net income	$1,813	$2,568	$2,439

Adjustments:
Depreciation and amortization	2,789	1,582	1,852
Interest expense	853	1,898	2,361
Taxes and other	(2,277)	-	154
Management Fees	-	693	1,019
Consulting fees	-	-	242
Adjusted EBITDA attributable to Limbach common stockholders	$3,178	$6,741	$8,067

About Limbach

Limbach Holdings, Inc., with estimated revenues of approximately $400 million in 2016, is an integrated building systems provider – managing all components of mechanical, electrical, plumbing and control systems, from system design and construction through performance and maintenance. The Company engineers, constructs and services the mechanical, plumbing, air conditioning, heating, building automation, electrical and control systems in both new and existing buildings. Customers include building owners in the private, not-for-profit and public/government sectors. With headquarters in Pittsburgh, PA., Limbach operates from 10 strategically located business units throughout the United States including Western Pennsylvania (Pittsburgh), Eastern Pennsylvania (Warrington, PA), New Jersey (South Brunswick), New England (Wilmington, MA), Ohio (Columbus and Athens, OH), Michigan (Pontiac and Lansing, MI), Southern California (Garden Grove, CA), and Mid-Atlantic (Laurel, MD). Our design engineering and innovation center, Limbach Engineering & Design Services, is based in Orlando, Florida. Harper Building Systems, a Limbach Holdings, Inc. company, operates throughout Florida with offices in Tampa and Lake Mary, North of Orlando. Our approximately 1,500 employees strive to be the customer’s 1st Choice in terms of the services provided, vertical markets and geographies served. Our commitment to safety, advanced technology, human development and reliable execution has enabled Limbach to attract and retain the industry’s top leadership talent, skilled craftspeople and professional management staff.

Forward-Looking Statements

We make forward-looking statements in this press release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our earnings, Adjusted EBITDA, revenues, expenses, capital expenditures or other future financial or business performance or strategies, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Please refer to our most recent quarterly report on Form 10-Q filed on November 14, 2016, our registration statement on Form S-4 filed on June 10, 2016, as amended, and the proxy statement/prospectus/information statement included therein, as supplemented, and in particular any discussion of risk factors or forward-looking statements therein, which are available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this press release.

Limbach Holdings, Inc. November 14, 2016	Page 12

Investor Relations:

The Equity Group Inc.

Jeremy Hellman, CFA

Senior Associate

(212) 836-9626 / jhellman@equityny.com

Or

Limbach Holdings, Inc.

John T. Jordan, Jr.

Executive Vice President and Chief Financial Officer

(301) 623-4799 / john.jordan@limbachinc.com

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